Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

      We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 19, 2004, in the Registration Statement (Form S-1 Amendment No. 2 No. 333-115441) and related Prospectus of Eyetech Pharmaceuticals, Inc. dated May 26, 2004.

/s/ ERNST & YOUNG LLP

MetroPark, New Jersey

May 26, 2004